                                                              Exhibit 1.A. 5.(b)

                                                                          NEV-40


Rider:    Temporary Term Insurance

The Company agrees that the Policy and its Riders will be in force as temporary term insurance from the Date of Issue to the Policy Date. During that period the amounts of insurance under the Policy and its Riders will be the same as the amounts on the Policy Date.

The premium for this Rider is due on the Date of Issue in the amount shown in the Policy Schedule.

During the temporary term insurance period the Policy will have no cash or loan value.

This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.


New England Variable Life Insurance Company
501 Boylston Street, Boston, Massachusetts



John A. Fibiger            Kernan F. King
/s/                        /s/
President                  Secretary

                                                                          NEV-45

Rider:  Decreasing Term Insurance

The Company agrees that if the Insured dies while this Rider is in force, the applicable Amount Insured shown in the attached Table of Decreasing Term Insurance Provided By Rider will be paid.

Renewal

The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

Term Insurance

The amount of insurance during any rider year is shown in the Table of Decreasing Term Insurance Provided By Rider. If any insurance provided by this Rider is exchanged for a new policy, you will be given a new Table of Decreasing Term Insurance Provided By Rider.

Cost of Rider

The cost of this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Decreasing Term Insurance.

Date of Issue

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

Not Contestable After Two Years

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.


Insured:  John Alden


Suicide Within Two Years

If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Exchange Option

The Owner can from time to time exchange any portion of the insurance then in force under this Rider for a new policy. The new policy will be issued:

 .     Without proof that the Insured is insurable;

 .     With a Face Amount equal to the amount of term insurance exchanged;

 .     With the same Insured as this Rider;

 .     Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;

 .     On any plan of single life Variable Life insurance, with a level face amount, issued by the Company on the Policy Date of the new policy;

 .     On a policy form and at rates in use by the Company on the Policy Date of the new policy;

 .     With a current Policy Date and Age of Insured; and

 .     Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

The exchange may be made only with the consent of the Company if:

 .     The amount exchanged or the amount of term insurance to be continued under this Rider is less than the Company's published minimum limits of issue;
      or

 .     Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.

Termination

This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) exchange of the entire amount of insurance provided under the Rider for a new policy; (c) receipt by the Company at its Administrative Office of written request signed by the Owner of the Policy to terminate the Rider; and
(d) the end of the Final Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts




Robert A. Shafto                 H. James Wilson
/s/                              /s/
President                        Secretary

Table of Decreasing Term Insurance Provided By Rider

Policy Number:  Specimen      Insured: John Alden


                  Rider        Amount Insured
                   Year       During Rider Year

                     1            $25,000
                     2             23,750
                     3             22,500
                     4             21,250
                     5             20,000
                     6             18,750
                     7             17,500
                     8             16,250
                     9             15,000
                    10             13,750
                    11             12,500
                    12             11,250
                    13             10,000
                    14              8,750
                    15              7,500
                    16              6,250
                    17              5,000
                    18              3,750
                    19              2,500
                    20              1,250




H. James Wilson
/s/
Secretary

Table of Guaranteed Monthly Insurance Rates Per
$1,000 of Decreasing Term Insurance


Policy Number:  Specimen      Insured:  John Alden


                    Year      Rate
                   1          0.2192
                   2          0.2342
                   3          0.2533
                   4          0.2750
                   5          0.3000
                   6          0.3283
                   7          0.3617
                   8          0.3958
                   9          0.4350
                  10          0.4758
                  11          0.5225
                  12          0.5692
                  13          0.6200
                  14          0.6733
                  15          0.7333
                  16          0.7967
                  17          0.8700
                  18          0.9517
                  19          1.0450
                  20          1.1500




H. James Wilson
/s/
Secretary

                                                                          NEV-46

Rider:   Level Term Insurance

The Company agrees that if the Insured dies while this Rider is in force, the amount of level term insurance under this Rider will be paid.

Renewal

The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

Cost of Rider

The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Level Term Insurance.

Decrease in Term Amount

The Term Amount can be decreased on the first day of any policy month by written application to the Company; but only if the Term Amount which will remain after a decrease is at least $10,000, except with the consent of the Company. The application for a decrease will be made a part of the Rider.

Date of Issue

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

Not Contestable After Two Years

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Insured: John Alden

Suicide Within Two Years

If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of level term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Exchange Option

The Owner can exchange this Rider for a new policy. The new policy will be issued:

 .    Without proof that the Insured is insurable;

 .    With a Face Amount equal to the amount of term insurance then provided by this Rider;

 .    With the same Insured as this Rider:

 .    Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;

 .    On any plan of single life Variable Life insurance with a level face amount, issued by the Company on the Policy Date of the new policy;

 .    On a policy form and at rates in use by the Company on the Policy Date of the new policy;

 .    With a current Policy Date and Age of Insured; and

 .    Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

Riders can be attached to the new policy only with the consent of the Company.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.

Termination

This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) exchange of the Rider for a new policy; (c) receipt by the Company at its Administrative Office of written request signed by the Owner of the Policy to terminate the Rider; and (d) the end of the Final Expiry Date shown for the Rider in the Policy Schedule.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto                 H. James Wilson
/s/                              /s/
President                        Secretary

Table of Guaranteed Monthly Insurance Rates Per $1,000 of Level Term Insurance

Policy Number:  Specimen                                Insured: John Alden


                          Year              Rate
                           1               0.2192
                           2               0.2343
                           3               0.2533
                           4               0.2750
                           5               0.3000
                           6               0.3283
                           7               0.3617
                           8               0.3958
                           9               0.4350
                          10               0.4758
                          11               0.5225
                          12               0.5692
                          13               0.6200
                          14               0.6733
                          15               0.7333
                          16               0.7967
                          17               0.8700
                          18               0.9517
                          19               1.0450
                          20               1.1500


H. James Wilson
/s/
Secretary

                                                                          NEV-47


Rider:    Survivorship Four Year Level Term Insurance

The Company agrees that if the Last Death occurs while this Rider is in force, the amount of Level Term Insurance will be paid as a part of the policy proceeds.


Cost of Rider

The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Four Year Level Term Insurance.


Date of Issue

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.


Not Contestable After Two Years

With respect to statements made in the application, this Rider will not be contestable after it has been in force, for statements regarding: Insured 1, during the life of Insured 1 for two years from its Date of Issue; and Insured 2, during the life of Insured 2 for two years from its Date of issue.



Suicide Within Two Years

If either of the lnsureds dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.


Termination

This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) receipt by the Company at its Administrative Office of written request signed by the Owner of the Policy to terminate the Rider; and (c) the end of the Expiry Date shown for the Rider in the Policy Schedule.



New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto              Edward N. Wadsworth
/s/                           /s/
President                     Secretary

Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Four Year Level Term Insurance


Policy Number:  Specimen                                Insured:  John Alden




                       --------------------------
                       Year                 Rate
                       --------------------------
                       1                    .0006
                       --------------------------
                       2                    .0019
                       --------------------------
                       3                    .0035
                       --------------------------
                       4                    .0055
                       --------------------------



Edward N. Wadsworth
/s/
Secretary

                                                                          NEV-48


Rider:     Survivorship Level Term Insurance

The Company agrees that if the Last Death occurs while this Rider is in force, the amount of Level Term Insurance will be paid as a part of the policy proceeds.

Cost of Rider

The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Level Term Insurance.

Decrease in Term Amount

The Term Amount can be decreased on the first day of any policy month by written application to the Company; but only if the Term Amount which will remain after a decrease is at least $10,000, except with the consent of the Company. The application for a decrease will be made a part of the Policy.

Exchange Option

The Owner can, before the policy anniversary on which the younger Insured is 80, exchange this Rider for a new Policy:

 . If the ages of the lnsureds meet the Company's issue age requirements on the Policy Date of the new policy:

 . If the Company's underwriting class requirements on the Policy Date of the new policy can be met; and

 . If both Insureds under this Rider are living on the Date of Issue of the new policy.

The new policy will be issued:

 .  Without proof that the Insureds are insurable;

 . With a Face Amount equal to the amount of Level Term Insurance then provided by this Rider;

 .  With the same Insureds as this Rider;

 . Based on the actual underwriting class to which each Insured was assigned by the Company on the Date of Issue of this Rider;

 . On any plan of Variable Survivorship Life insurance with a level face amount issued by the Company on the Policy Date of the new policy;

 . On a policy form and at rates in use by the Company on the Policy Date of the new policy;

 .  With a current Policy Date and current ages of insureds; and

 . Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange can be made only with the consent of the Company if:

 . The amount of Level Term Insurance is less than the Company's published minimum limits of issue; or

 .  Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.

Exchange Cost

The exchange is subject to payment of the first premium for the new policy.

Date of Issue

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

Not Contestable After Two Years

With respect to statements made in the application, this Rider will not be contestable after it has been in force, for statements regarding: Insured 1, during the life of Insured 1 for two years from its Date of Issue; and Insured 2, during the life of Insured 2 for two years from its Date of Issue.

Suicide Within Two Years

If either of the lnsureds dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

Termination

This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) receipt by the Company at its Administrative Office of written request signed by the Owner of the Policy to terminate the Rider; (c) exchange of the Level Term Insurance for a new policy; and (d) the end of the Expiry Date shown for the Rider in the Policy Schedule.



New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto               H. James Wilson
/s/                            /s/
President                      Secretary

Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Level Term Insurance

Policy Number:  Specimen

   Year                          Rate        Year         Rate

     1                        $ .0006          34      $ 2.2448
     2                          .0019          35        2.5494
     3                          .0035          36        2.8913
     4                          .0055          37        3.2761
     5                          .0080          38        3.7166
     6                          .0111          39        4.2180
     7                          .0151          40        4.7750
     8                          .0199          41        5.3988
     9                          .0259          42        6.0596
    10                          .0331          43        6.7460
    11                          .0419          44        7.4456
    12                          .0522          45        8.1702
    13                          .0646          46        8.9418
    14                          .0790          47        9.7747
    15                          .0963          48       10.6882
    16                          .1165          49       11.6882
    17                          .1410          50       12.7422
    18                          .1702          51       13.8176
    19                          .2056          52       14.8807
    20                          .2482          53       15.9144
    21                          .2979          54       17.0246
    22                          .3560          55       18.1139
    23                          .4220          56       19.1958
    24                          .4978          57       20.2900
    25                          .5830          58       21.4397
    26                          .6817          59       22.8934
    27                          .7970          60       24.7464
    28                          .9320          61       27.4231
    29                         1.0905          62       31.9931
    30                         1.2737          63       39.9825
    31                         1.4824          64       54.8157
    32                         1.7133          65       83.3333
    33                         1.9683

H. James Wilson
/s/
Secretary

                                                                          NEV-71


Rider:  Waiver of Monthly Deductions
                             - Disability of Insured
                               Insured: John Alden

The Company agrees to waive the monthly deductions for the Policy and all Riders on receipt of proof that total disability of the Insured:

 .    Started while this Rider was in force; and

 .    Has continued for at least six months.

Definitions

"Total disability" means disability of the Insured:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Insured when total disability started; and thereafter means engaging in any occupation for which the Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Insured has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Insured is working for pay or profit.

Exclusion

This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war after the Date of Issue of this Rider.

Monthly Deductions to be Waived

After total disability has continued for at least six months, monthly deductions will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No monthly deductions will be waived beyond the policy anniversary on which the Insured is age 65, unless total disability has been continuous for the full five year period which ends on that anniversary.

Monthly deductions will not be waived for any period more than one year before proof of total disability is received by the Company at its Administrative Office.

The amount of all monthly deductions made after the start of total disability but before the Company approves a claim for waiver will be added to the cash value by the Company when a claim is approved.

Proof of Disability

Proof of total disability must be furnished:

 .    During the life of the Insured; and

 .    During the period of total disability; and

 .    Not more than one year after (a) the due date of a premium in default; or (b) the policy anniversary on which the Insured is age 65; or
     (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Policy Benefits

The Policy proceeds will be the same while Monthly Deductions are being waived as they would be if each Monthly Deduction were paid in cash on the first day of the policy month.

Premiums For This Rider

Premiums for this Rider are charged as part of the monthly deductions. The factors for calculating the premiums for the Rider are shown in the Table of Premium Factors for Waiver of Monthly Deductions.

Date of Issue

The Date of issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. The effective date of this Rider is its Date of issue.

Not Contestable After Two Years

This Rider will not be contestable after it has been in force during the life of the Insured, and without the occurrence of total disability of the Insured, for two years from its Date of Issue.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

Termination

This Rider will terminate upon the earliest of:

 .    Termination of the Policy;

 .    Death of the Insured;

 .    Receipt of the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider; and

 .    Addition of a Benefit for Disability of Covered Insured Rider to the
     Policy.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto              H. James Wilson
/s/                           /s/
President                     Secretary

Policy Number:  Specimen                                   Insured:  John Alden

Table of Premium Factors For Waiver of Monthly Deductions - Disability of Insured Rider

The monthly premium for the Waiver Rider is equal to: the current Cost of Insurance, expense charges and administrative charges for this Policy and the Cost of any riders, excluding any single life Term Insurance Riders, times the Factor from Part A of the Table for the attained age of the Insured; plus the amount of each single life term insurance rider divided by 1000 times the factor from Part B of the Table for the attained age of the Insured. This premium is part of the Policy's Monthly Deduction.

Part A

                  Age             Factor      Age      Factor
                  20              .0108       42        .0277
                  21              .0114       43        .0297
                  22              .0119       44        .0319
                  23              .0123       45        .0344
                  24              .0128       46        .0372
                  25              .0133       47        .0407
                  26              .0136       48        .0449
                  27              .0141       49        .0503
                  28              .0145       50        .0571
                  29              .0150       51        .0657
                  30              .0155       52        .0765
                  31              .0160       53        .0899
                  32              .0166       54        .1065
                  33              .0172       55        .1266
                  34              .0178       56        .1522
                  35              .0186       57        .1742
                  36              .0195       58        .1987
                  37              .0205       59        .2259
                  38              .0216       60        .1273
                  39              .0229       61        .1026
                  40              .0244       62        .0760
                  41              .0259       63        .0472
                                              64        .0177

H. James Wilson
/s/
Secretary

Part-B

                 Age              Factor       Age        Factor
                 20               .01          42          .02
                 21               .01          43          .02
                 22               .01          44          .02
                 23               .01          45          .03
                 24               .01          46          .03
                 25               .01          47          .04
                 26               .01          48          .04
                 27               .01          49          .05
                 28               .01          50          .06
                 29               .01          51          .08
                 30               .01          52          .09
                 31               .01          53          .12
                 32               .01          54          .15
                 33               .01          55          .18
                 34               .01          56          .23
                 35               .01          57          .27
                 36               .01          58          .33
                 37               .01          59          .39
                 38               .01          60          .23
                 39               .01          61          .23
                 40               .02          62          .23
                 41               .02          63          .16
                                               64          .06

H. James Wilson
/s/
Secretary

                                                                          NEV-78

Rider:  Benefits for Disability of Covered Insured

The Company agrees to provide Premium Benefits for the Policy and to waive the cost of this Rider on receipt of proof that total disability of a Covered Insured (see Section 1):

 .    Started while this Rider was in force; and

 .    Has continued for at least six months.

If there are two Covered lnsureds under this Rider and both are totally disabled, only one benefit under the Rider will be paid.

Definitions

"Total disability" means disability of a Covered Insured:

 .    Which results from sickness or accidental bodily injury; and

 .    Which continuously prevents the Covered Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of that Insured when total disability started; and thereafter means engaging in any occupation for which that Covered Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Covered Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Covered Insured has a total loss, which begins while this Rider is in force, of:

 .    Speech; or sight in both eyes; or hearing in both ears; or

 .    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Covered Insured is working for pay or profit.

Exclusion

This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war after the Date of Issue of this Rider.

Benefits

After total disability of a Covered Insured has continued for at least six months, Premium Benefits will be provided and the cost of this Rider will be waived for the period:

 .    Which starts on the first day of the policy month in which total disability started; and

 .    Which ends at the end of the second full policy month after total disability ends.

No benefits will be provided beyond the policy anniversary on which that disabled Covered Insured is age 65, unless: total disability of that Covered Insured has been continuous for the full five year period which ends on that anniversary; or another Insured is a Covered Insured under this Rider and qualifies for benefits under this Rider.

Benefits will not be provided for any period more than one year before proof of total disability for that Covered Insured is received by the Company at its Administrative Office.

When the Company approves a claim, the amount of all Net Premium Benefits will be added to the Cash Value based on the premium allocation in effect on the date the claim is approved. The amount of all costs for this Rider made as part of the Monthly Deduction after the start of total disability but before the Company approves the claim under this Rider will be added to the Cash Value by the Company when a claim is approved.

The Policy to which this Rider is attached is intended to qualify as a flexible premium adjustable life insurance contract under the Internal Revenue Code or any interpretive regulation or rulings by the Internal Revenue Service. To that end, premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any Premium Benefit that would disqualify the Policy will be paid to you in cash.

Annual Premium Benefit

The Annual Premium Benefit is used to determine: the premium for this Rider; and the Premium Benefit.

Each year on the policy anniversary the Company will determine the Annual Premium Benefit, unless a Covered Insured is totally disabled.

On the Policy Date the Annual Premium Benefit is equal to the lesser of: the Specified Amount for the Rider shown in Section 1 of the Policy; and the Guaranteed Death Benefit 1 Premium shown in Section 1.

On the first and second policy anniversaries the Annual Premium Benefit is equal to the least of: the Specified Amount for the Rider shown in Section 1 of the Policy; the Guaranteed Death Benefit 1 Premium shown in Section 1; and the average premium paid since the Policy's Date of issue. For the purpose of this provision, premiums paid within 20 days prior to a policy anniversary will be treated as if paid in the next policy year.

Thereafter the Annual Premium Benefit is equal to the least of: the Specified Amount for the Rider shown in Section 1 of the Policy; the Guaranteed Death Benefit 1 Premium shown in Section 1; and the average premium paid within the past three policy years. For the purpose of this provision, premiums paid within 20 days prior to a policy anniversary will be treated as if paid in the next policy year.

If a Covered Insured is totally disabled, the Annual Premium Benefit is equal to the last Annual Premium Benefit calculated by the Company prior to the start of total disability.

Amount of Premium Benefit

The amount of the Premium Benefit will be one twelfth of the Annual Premium Benefit as described above.

Amount of Net Premium Benefit

The amount of the Net Premium Benefit is equal to: the Premium Benefit; less the Premium Expense Charge at the rate shown in Section 1 of the Policy.

Proof of Disability

Proof of total disability must be furnished:

 .    During the life of a disabled Covered Insured; and

 .    During the period of total disability; and

 .    Not more than one year after: (a) the date total disability started; or (b)
     the policy anniversary on
     which that Covered Insured is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability of that Covered Insured has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

 .    It was not reasonably possible to furnish proof within that time; and

 .    Proof was furnished as soon as reasonably possible.

Premiums For This Rider

Premiums for this Rider are charged as part of the monthly deductions. The factors for calculating the premiums for the Rider are shown in the Table of Premium Factors for Benefits for Disability of Covered Insured Rider.

Date of Issue

The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. The effective date of this Rider is its Date of issue.

Not Contestable After Two Years

With respect to statements made in the Application, this Rider will not be contestable after it has been in force, for statements regarding a Covered Insured, during the life of that Covered Insured, and without the occurrence of total disability of that Covered Insured for two years from its Date of Issue.

Contract

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

Termination

This Rider will terminate upon the earliest of:

 .    Termination of the Policy;

 .    Death of the Covered Insureds;

 .    Receipt of the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider; and

 .    Addition of a Waiver of Monthly Deductions - Disability of Insured Rider to
     the Policy.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto             H. James Wilson
/s/                          /s/
President                    Secretary

Table of Premium Factors for Benefits for Disability of Covered Insured Rider

The monthly premium for this Rider is equal to: the Annual Premium Benefit for the policy year divided by 12; times the factor from this Table for policy year. This premium is part of the Policy's Monthly Deduction.


           Policy                      Policy
            Year          Factor        Year      Factor
              1           .0108          23       .0277
              2           .0114          24       .0297
              3           .0119          25       .0319
              4           .0123          26       .0344
              5           .0128          27       .0372
              6           .0133          28       .0407
              7           .0136          29       .0449
              8           .0141          30       .0503
              9           .0145          31       .0571
             10           .0150          32       .0657
             11           .0155          33       .0765
             12           .0160          34       .0899
             13           .0166          35       .1065
             14           .0172          36       .1266
             15           .0178          37       .1522
             16           .0186          38       .1742
             17           .0195          39       .1987
             18           .0205          40       .2259
             19           .0216          41       .1273
             20           .0229          42       .1026
             21           .0244          43       .0760
             22           .0259          44       .0472
                                         45       .0177


H. James Wilson
/s/
Secretary

                                                                          NEV-91


Rider:  Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation

If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Aviation Death

The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit

If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other riders which provide an Insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.


Insured:  John Alden


If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total of any unscheduled payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract

This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto           H. James Wilson
/s/                        /s/
President                  Secretary

                                                                          NEV-92


Rider:  Military and Naval Aviation Limitation

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

Aviation Limitation

If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

Aviation Death

The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of military or naval aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent. and the flight or descent was not for a training or experimental purpose.

Aviation Death Benefit

If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

 .    The reserve for the Policy; plus

 .    The reserve for any other riders which provide an insurance benefit upon the death of the Insured; less

 .    Any Policy Loan Balance.


Insured:  John Alden


If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

 .    The total premiums paid for the Policy; plus

 .    The total of any unscheduled payments made for the Policy; and less

 .    The total amount of partial surrenders and partial withdrawals; and less

 .    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

Contract

This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts


Robert A. Shafto              H. James Wilson
/s/                           /s/
President                     Secretary

                                                                        NEV-93-1

Rider: Exclusion from Benefits

Any rider which provides a benefit upon total disability of _________________, that is attached to Policy Number __________________ is issued subject to the terms of this Rider (NEV-93-1).

Exclusion from Benefits
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-93-1), the Company also excludes the risk and will not provide benefits if total disability results from:



Contract
This Rider (NEV-93-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.

Acceptance
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-93-1).



                  Date                              Owner
-----------------       ---------------------------


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary

                                                                        NEV-94-1

Rider:  Exclusion from Benefits

Any rider which provides a benefit upon total disability of _________________, that is attached to Policy Number ________________ is reinstated subject to the terms of this Rider (NEV-94-1).

Exclusion from Benefits
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-94-1), the Company also excludes the risk and will not provide benefits if total disability results from:



Contract
This Rider (NEV-94-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.


Acceptance
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-94-1).


                    Date                            Owner
------------------          -----------------------


New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary

                                                                      NEV-228-85

Endorsement

As of the Date of Issue, each Policy or Rider provision that contains any differences based on sex is modified to provide for males and females the same:

 .  Rates;
 .  Benefits; or
 .  Values.



New England Variable Life Insurance Company
Administrative Office:
501 Boylston Street, Boston, Massachusetts



Robert A. Shafto        H. James Wilson
/s/                     /s/
President               Secretary